Exhibit 99.2

BELLSOFT, INC. AND SUBSIDIARIES

Unaudited Condensed Consolidated Financial Statements
For the three and nine months ended September 30, 2015

Table of Contents

Page

Financial Statements:

Unaudited Condensed Consolidated Balance Sheets	1

Unaudited Condensed Consolidated Statements of Comprehensive Income	2

Unaudited Condensed Consolidated Statements of Cash Flows	3

Notes to Unaudited Condensed Consolidated Financial Statements	4-10

Exhibit 99.2 -- Page 1

BELLSOFT, INC. AND SUBSIDIARIES

Unaudited Condensed Consolidated Balance Sheets

	September 30,
	2015	2014
ASSETS:
Current assets:
Cash	$1,443,375	$1,142,197
Accounts receivable, net	5,640,847	3,853,725
Employee advances	8,314	2,500
Prepaid expenses	8,718	7,386
Total current assets	7,101,254	5,005,808

Property and equipment, net	121,585	118,155

Other assets:
Security deposits	30,440	88,082
Loan receivable	48,026	53,406
Total other assets	78,466	141,488

Total Assets	$7,301,305	$5,265,451

LIABILITIES AND STOCKHOLDER'S EQUITY:
Liabilities:
Current liabilities:
Accounts payable	$1,344,434	$856,989
Accrued expenses	1,574,255	1,223,890
Customer advances	19,663	211,971
Line of credit	250,000	250,000
Total current liabilities	3,188,352	2,542,850

Note payable - related party	56,890	8,351

Stockholder's equity:
Common stock, no par, authorized 10,000 shares, issued and outstanding 750 shares	102,875	102,875
Accumulated other comprehensive loss	(109,162)	(34,755)
Non-controlling interest	68,503	69,145
Retained earnings	3,993,847	2,576,985
Total stockholder's equity	4,056,063	2,714,250
Total Liabilities and Stockholder's Equity	$7,301,305	$5,265,451

See notes to the unaudited condensed consolidated financial statements.

Exhibit 99.2 -- Page 2

BELLSOFT, INC. AND SUBSIDIARIES

Unaudited Condensed Consolidated Statements of Comprehensive Income

	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014

REVENUE	$7,486,339	$5,698,603	$20,196,231	$15,074,567

OPERATING EXPENSES:	6,771,600	5,373,424	18,505,634	14,002,719
INCOME FROM OPERATIONS	714,739	325,179	1,690,597	1,071,848
OTHER INCOME (EXPENSES)
Other income	808	2,449	808	2,449
Interest expense	(4,776)	(4,526)	(14,312)	(26,500)
Foreign currency gain (loss)	862	-	(93,341)	(176,606)
Total other expense	(3,107)	(2,077)	(106,845)	(200,657)
NET INCOME	711,632	323,102	1,583,752	871,191

Net income, non-controlling interest	8,384	15,643	18,279	12,185
Net income, controlling interest	720,016	338,745	1,602,031	883,376

Other comprehensive income (loss):
Foreign currency translation adjustment	8,952	78,068	18,703	34,149

Comprehensive income	$728,968	$416,813	$1,620,734	$917,525

See notes to the unaudited condensed consolidated financial statements.

Exhibit 99.2 -- Page 3

BELLSOFT, INC. AND SUBSIDIARIES

Unaudited Condensed Consolidated Statements of Cash Flows

	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$720,016	$338,745	$1,602,031	$883,376
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	2,489	4,163	7,467	12,490

Changes in assets and liabilities:
Accounts receivable	(791,954)	(654,554)	(1,408,244)	(979,732)
Employee advances	1,050	(1,800)	(1,200)	3,000
Prepaid expenses	11,400	-	(4,114)	52,311
Other receivable	-	-	(2,925)	(47,582)
Security deposits	-	-	55,476	214
Accounts payable	302,481	11,113	193,572	125,164
Accrued expenses	28,228	336,501	97,156	95,926
Customer advances	-	-	(70,107)	-
Income tax payable	-	-	(21,143)	(29,953)
Net cash provided by operating activities	273,710	34,168	447,969	115,214

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(2,543)	(4,872)	(17,196)	(32,595)
Net cash used in investing activities	(2,543)	(4,872)	(17,196)	(32,595)

CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of line of credit	(1,000,000)	(850,000)	(250,000)	(1,500,000)
Note payable - related party	-	(36,762)	56,890	8,351
Repayment of note receivable from shareholder	-	-	-	220,000
Shareholders' distributions	-	-	(4,505)	(657)
Non-controlling interest net income	(8,334)	(15,643)	(18,279)	(12,185)
Net cash used in financing activities	(1,008,334)	(902,405)	(215,894)	(1,284,491)
Effect of exchange rate changes on cash	8,952	78,068	18,703	34,150
Net increase/(decrease) in cash	(728,215)	(795,041)	233,582	(1,167,722)
Cash at beginning of period	2,171,590	1,937,238	1,209,793	2,309,919
Cash at end of period	$1,443,375	$1,142,197	$1,443,375	$1,142,197
Supplemental disclosure:
Cash paid for interest	$4,776	$4,526	$14,312	$26,500
Cash paid for foreign income taxes	$-	$-	$9,768	$30,844

See notes to the unaudited condensed consolidated financial statements.

Exhibit 99.2 -- Page 4

BELLSOFT, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
September 30, 2015 and 2014

NOTE 1 - NATURE OF OPERATIONS

Bellsoft, Inc. ("Bellsoft"), was incorporated in the State of Georgia on March 19, 1996. The Company provides implementation and custom development services for Enterprise Resource Planning (ERP) software.

On February 7, 2005, Bellsoft acquired a 72% ownership interest in Bellsoft India Solutions Private (Pvt) Limited (Ltd), a company incorporated under the laws of India ("Bellsoft India"). The primary purpose of Bellsoft India is to provide back office and marketing functions to Bellsoft, Inc. Bellsoft India's fiscal year ends on March 31st. For consolidation purposes Bellsoft India prepares statements for the reporting period which corresponds with the fiscal year of the parent.

On August 31, 2011, Bellsoft formed BSI Global IT Solutions, Inc. (Bellsoft Canada), a company incorporated under the laws of Canada. The primary purpose of Bellsoft Canada is to provide implementation and custom development services for ERP software for clients in Canada.  Bellsoft owns 100% of Bellsoft Canada.

Bellsoft India and Bellsoft Canada are collectively referred to as the Subsidiaries. Bellsoft, Inc. and the Subsidiaries are collectively referred to as the Company.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF CONSOLIDATION

The consolidated financial statements include the accounts of the Subsidiaries. All material intercompany transactions and balances have been eliminated in consolidation.

BASIS OF PRESENTATION

The Company has adopted the Financial Accounting Standards Board ("FASB") Codification ("Codification" or "ASC").  The Codification is the single official source of authoritative accounting principles generally accepted in the United States of America ("U.S. GAAP") recognized by the FASB to be applied by nongovernmental entities.  All of the Codification's content carries the same level of authority.

Exhibit 99.2 -- Page 5

BELLSOFT, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
September 30, 2015 and 2014

FOREIGN OPERATIONS AND FOREIGN CURRENCY

The Subsidiaries' foreign operations are subject to risks inherent in operating under different legal systems and various political and economic environments. Among the risks are changes in existing tax laws, possible limitations on foreign investment and income repatriation, government price or foreign exchange controls, and restrictions on currency exchange. Net assets of foreign operations were approximately 7% and 12% of the Company's total net assets at September 30, 2015 and 2014, respectively. Cash held in foreign based bank accounts totaled approximately $248,701 and $342,273 at September 30, 2015 and 2014.

The Subsidiaries transact business in their local currencies. The financial statements reflect the translation of the functional currency statements to U.S. Dollars. Financial statements use end-of-period exchange rates for assets and liabilities, weighted average exchange rates for revenues and expenses, and historical rates for equity. The resulting foreign currency translation adjustment is recorded in accumulated other comprehensive income (loss) as a component of equity.

USE OF ESTIMATES

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

REVENUE RECOGNITION

The Company recognizes revenue in accordance with FASB ASC 985-605-25-79. Revenue is derived from time and expense contracts and is recognized as the services are performed.  Revenue received as reimbursement of billable expenses is reported on a gross basis within revenue and the related expenses are recorded in operating expenses. Unbilled revenue is comprised of revenue recognized in relation to efforts incurred on time and expense contracts not billed at a period end where services are performed in accordance with agreed terms. Customer advances represent payments received in advance of an engagement and are deferred until the service is performed.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Exhibit 99.2 -- Page 6

BELLSOFT, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
September 30, 2015 and 2014

ACCOUNTS RECEIVABLE

The Company routinely assesses the financial strength of its customers and debtors and believes that its accounts receivable credit risk exposure is limited.  Accounts receivable are carried at the original invoice amount less an estimate made for doubtful receivables based on a review of all outstanding amounts on a monthly basis.  An allowance is provided for known and anticipated credit losses, as determined by management in the course of regularly evaluating individual customer receivables.  This evaluation takes into consideration a customer's financial condition and credit history, as well as current economic conditions.  Accounts receivable are considered delinquent when they are over 90 days past due and are written off when deemed uncollectible.  Recoveries of accounts receivable previously written off are recorded in income when received.

PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost. Depreciation and amortization are provided using the straight-line method over the estimated useful lives of the assets, which range from 3 to 7 years.

Expenditures for maintenance and repairs are charged to income as incurred. Additions and betterments are capitalized. The cost of properties sold or otherwise disposed of, and the accumulated depreciation thereon, is eliminated from the property and reserve accounts, and gains and losses are reflected in the consolidated statements of operations.

INCOME TAXES

Bellsoft has elected to be taxed as an S corporation for income tax purposes effective January 1, 2002. Accordingly, the shareholders are responsible for income taxes; therefore, no provision for income taxes is included in these financial statements for Bellsoft, Inc.

Bellsoft's policy is to distribute dividends to provide funds for shareholders to pay income taxes on income reported by the Company.  Periodically, additional distributions are paid to reduce equity in excess of management's evaluation of the amount required for working capital.  Management believes the payment of additional distributions will not negatively impact profitability or impair the operating needs of the Company.  Equity distributions during the periods ended September 30, 2015 and 2014 were $4,505 and $657, respectively.

The Company accounts for the effect of any uncertain tax positions based on a more likely than not threshold to the recognition of the tax positions being sustained based on the technical merits of the position under scrutiny by the applicable taxing authority. If a tax position or positions are deemed to result in uncertainties of those positions, the unrecognized tax benefit is estimated based on a cumulative probability assessment that aggregates the estimated tax liability for all uncertain tax positions

Exhibit 99.2 -- Page 7

BELLSOFT, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
September 30, 2015 and 2014

The Company has evaluated its tax positions and determined no uncertainty requires recognition. The Company files income tax returns in the U.S. federal jurisdiction, and various state jurisdictions, as well as the required foreign countries.  The Company is generally no longer subject to U.S. federal, state and local, or non-U.S. income tax examinations by tax authorities for years before 2011.

ADVERTISING COSTS

Advertising costs are charged to operations when incurred.  Advertising expense was $11,624 and $17,624 for the three months ended September 30, 2015 and 2014, respectively and $26,780 and $40,231 for the nine months ended September 30, 2015 and 2014, respectively.

NOTE 3 - ACCOUNTS RECEIVABLE

Accounts receivable as of September 30, 2015 and 2014 are summarized as follows:

Amounts due for services rendered and billed:	2015	2014
Outstanding less than 90 days	$4,449,642	$3,021,016
Outstanding more than 90 days	(34,488)	(31,329)
	4,415,154	2,989,687
Less: allowance for doubtful accounts	-	-
Amounts due for services rendered and billed, net	4,415,154	2,989,687
Amounts due for services rendered not billed:	1,225,693	864,038
Accounts receivable, net	$5,640,847	$3,853,725

Exhibit 99.2 -- Page 8

BELLSOFT, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
September 30, 2015 and 2014

NOTE 4 - PROPERTY AND EQUIPMENT

Property and equipment consists of the following at September 30,

	2015	2014
Computer equipment	$169,329	$180,263
Furniture and fixtures	59,346	58,455
Office premises - India	60,658	58,670
Software	73,943	92,932
Office equipment	46,227	55,206
Leasehold improvements	4,194	4,194
Fixed assets, gross	413,697	449,719
Less: accumulated depreciation	(292,112)	(331,564)
Fixed assets, net	$121,585	$118,155

Depreciation expense was $2,489 and $4,163 for the three months ended September 30, 2015 and 2014, respectively and $7,467 and $12,490 for the nine months ended September 30, 2015 and 2014, respectively.

NOTE 5 - LINE OF CREDIT

Bellsoft had a revolving line of credit based on an agreement dated May 13, 2011 with a current maturity date of October 30, 2015. The line of credit had a maximum borrowing base of $2,000,000 with the interest rate at BBA Libor Daily Floating plus 2.75%. The line was secured by (1) a shareholder's personal guaranty and (2) a lien on all business assets of the Borrower including, but not limited to, accounts receivable, fixed assets and general intangible assets. The line of credit required Bellsoft, Inc. to meet certain financial and non-financial covenants, which is typical to such agreements.

The outstanding balance of the line of credit for the three months ended September 30, 2015 and 2014, respectively was $250,000 and $250,000 and for the nine months ended September 30, 2015 and 2014 respectively was $250,000 and $250,000. Interest was accrued approximately at 2.94% and 2.919% at September 30, 2015 and 2014. Total interest expense for the three months period ended September 30, 2015 and 2014 was $4,776 and $4,526 and for the nine months ended September 30, 2015 and 2014 was $14,312 and $26.500.

Exhibit 99.2 -- Page 9

BELLSOFT, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
September 30, 2015 and 2014

The outstanding balance of the line of credit was fully paid off and cancelled subsequent to the share purchase agreement entered into by the Company and Ameri Holdings, Inc. (See Note 10)

NOTE 6 - EMPLOYEE BENEFIT PLAN

Bellsoft maintains a defined contribution 401K plan covering all eligible employees of Bellsoft, Inc. Employees 21 years of age are eligible to participate in the plan after six months of service. Employees are allowed to contribute up to the maximum amount under the Internal Revenue Code. The plan allows Bellsoft to make a discretionary match of employee contributions. During the three months period ended September 30, 2015 and 2014 and the nine months ended September 30, 2015 and 2014, respectively there were no contributions to the Plan.

NOTE 7 - RECENT ACCOUNTING PRONOUNCEMENTS

i) On May 28, 2014, the FASB issued Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers (Topic 606), with an effective date for annual reporting periods beginning after December 15, 2016, including interim periods within that reporting period, for public business entities, certain not-for-profit entities, and certain employee benefit plans. The effective date for all other entities was for annual reporting periods beginning after December 15, 2017, and interim periods within annual periods beginning after December 15, 2018.

The amendments in this Update defer the effective date of Update 2014-09. Public business entities, certain not-for-profit entities, and certain employee benefit plans should apply the guidance in Update 2014-09 to annual reporting periods beginning after December 15, 2017, including interim reporting periods within that reporting period. Earlier application is permitted only as of annual reporting periods beginning after December 15, 2016, including interim reporting periods within that reporting period.

All other entities should apply the guidance in Update 2014-09 to annual reporting periods beginning after December 15, 2018, and interim reporting periods within annual reporting periods beginning after December 15, 2019. Earlier application is permitted only as of an annual reporting period beginning after December 15, 2016, including interim reporting periods within that reporting period, or an annual reporting period beginning after December 15, 2016, and interim reporting periods within annual reporting periods beginning one year after the annual reporting period in which an entity first applies the guidance in Update 2014-09.

Exhibit 99.2 -- Page 10

BELLSOFT, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
September 30, 2015 and 2014

ii) In January 2015, the FASB, issued Accounting Standard Update, or ASU, 2015-01-Income Statement-Extraordinary and Unusual Items, which seeks to simplify income statement presentation by eliminating the concept of Extraordinary Items. This Update eliminates from GAAP the concept of extraordinary items. Subtopic 225-20, Income Statement—Extraordinary and Unusual Items, required that an entity separately classify, present, and disclose extraordinary events and transactions. The amendments in this Update are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2015. A reporting entity may apply the amendments prospectively. A reporting entity also may apply the amendments retrospectively to all prior periods presented in the financial statements. Early adoption is permitted provided that the guidance is applied from the beginning of the fiscal year of adoption.

NOTE 8 - OPERATING LEASES

Bellsoft leases office space in Lawrenceville, Georgia under a net operating lease agreement. Lease expense for leased property has been accounted for under the operating lease method where ownership of the asset does not transfer to the lessee.  The lease agreement has expired and the Company is a tenant at will on a month to month basis.

Bellsoft India leases office facilities in Chennai, India under a month to month net operating lease agreement.

Bellsoft Canada does not maintain office space.

Operating lease expense was for the three months ended September 30, 2015 and 2014 was $33,182 and $80,852, respectively. For the nine months ended September 30, 2015 and 2014, operating lease expense was $54,443 and $118,198.

NOTE 9 - CONCENTRATION OF CREDIT RISK

For the three months ended September 30, 2015 and 2014, approximately 66% and 78% of Bellsoft's revenue was derived from four and five customers, respectively. For the nine months ended September 30, 2015 and 2014, approximately 58% and 83% of Bellsoft's revenue was derived from 3 and 5 customers.  As of the nine months period ending September 30, 2015 and 2014, approximately 10% and 16% of the Bellsoft's accounts receivable were due from 3 and 5 customers.

For the three and nine month periods ended September 30, 2015 and 2014, 100% of Bellsoft Canada's revenue was derived from two customers.  As of September 30, 2015 and 2014, 100% of the Bellsoft Canada's accounts receivable were due from two customers.

Exhibit 99.2 -- Page 11

BELLSOFT, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
September 30, 2015 and 2014

At times the Company may have bank deposits in excess of the maximum amount of U.S. Federal or Canada deposit insured limits (FDIC and CDIC, respectively).  As of September 30, 2015 and 2014, Bellsoft had approximately $1,193,375 and $892,197 in unsecured cash reserves on deposit in excess of FDIC limit; Bellsoft Canada had approximately $131,000 and $127,000, respectively, in unsecured cash reserve on deposit in excess of the CDIC limit.

NOTE 10 - SUBSEQUENT EVENTS

The Company has evaluated subsequent events through January 25, 2016, the date the consolidated financial statements were available to be issued.

On November 20, 2015, the Company entered into a share purchase agreement with Ameri Holdings Inc. ('AMERI') based in Princeton, New Jersey, for the consideration listed below.  For financial accounting purposes, the Company recognizes September 1, 2015 as the effective date of the disposition.

The purchase price of the acquisition of the Company consisted of:

1. A cash payment in the amount of $3,000,000 at closing,
2. 235,295 shares of AMERI's common stock issued at closing,
3. $250,000 quarterly cash payments to be paid on the last day of each calendar quarter of 2016,
4. a $1,000,000 cash reimbursement to be paid 5 days following closing to compensate the sellers of the Company for a portion of the Company's approximate cash balance as of September 1, 2015,
5. approximately $2,500,000 to be paid and the amount confirmed within 30 days of closing in connection with the excess of the Company's accounts receivable over its accounts payable as of September 1, 2015, and
6. earn-out payments of approximately $500,000 a year for 2016 and 2017, if earned through the achievement of annual revenue and EBITDA targets specified in the Bellsoft purchase agreement, subject to downward or upward adjustment depending on actual results.

Simultaneously with the acquisition of the Company, Bellsoft entered into a Revolving Credit and Security Agreement (the "Credit Facility") with Federal National Payables, Inc., a Delaware corporation doing business as Federal National Commercial Credit (the "Lender").  Up to $6 million principal amount of advances may be extended under the Credit Facility. The Credit Facility will be used to pay a portion of the costs associated with the acquisition of Bellsoft, with the balance being available for general working capital of Bellsoft.  The Credit Facility has a term of two years, which will automatically renew unless a written notice of termination is given by Bellsoft or the Lender to the other at least 60 days prior to the end of the original or any renewed term.  Interest under the Credit Facility will accrue on the higher of (a) the outstanding principal amount of advances under the Credit Facility and (b) $2,000,000 at a per annum rate equal to the Prime Rate plus 1.00%, which will be payable monthly in arrears.  With each payment of interest, Bellsoft will also pay a servicing fee of 0.38% multiplied by the higher of (a) the average daily principal amount of advances under the Credit Facility for the previous calendar month or portion thereof and (b) $2,000,000.  The Credit Facility is secured by substantially all of Bellsoft's assets. The amounts borrowed by Bellsoft under the Credit Facility are guaranteed by AMERI.

Exhibit 99.2 -- Page 12